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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 23, 2004, with respect to the financial statements of Marshall Field's included in Current Report on Form 8-K/A dated September 20, 2004 of The May Department Stores Company and incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of The May Department Stores Company for the registration of $2,200,000,000 in notes and debentures.



/s/ Ernst & Young LLP


Minneapolis, Minnesota
October 28, 2004